SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            TOWER SEMICONDUCTOR LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Israel
         (State or Other Jurisdiction of Incorporation or Organization)

                                 Not Applicable
                      (I.R.S. Employer Identification No.)

                          Ramat Gavriel Industrial Park
                           Migdal Haemek, Israel 23105
                    (Address of Principal Executive Offices)

                         Employee Share Option Plan 2005
                           CEO Share Option Plan 2005
                              (Full Title of Plan)

                             Tower Semiconductor USA
                       4300 Stevens Creek Blvd., Suite 175
                           San Jose, California 95129
                                Tel: 408-551-6500
                             Facsimile: 408-551-6509
            (Name, address and telephone number of agent for service)

                        Copies of all Correspondence to:

         DAVID H. SCHAPIRO, ESQ.                      SHELDON KRAUSE, ESQ.
            Yigal Arnon & Co.                     Eilenberg, Krause & Paul LLP
            1 Azrieli Center                           11 East 44th Street
         Tel Aviv, 67021 Israel                        New York, NY 10017
           Tel: 972-3-608-7856                         Tel: 212-986-9700

                         CALCULATION OF REGISTRATION FEE

                                                                         Proposed
                                                          Proposed        Maximum
                                                           Maximum       Aggregate           Amount of
Title of Securities               Amount to be          Offering Price    Offering         Registration
to be Registered                   Registered             Per Share        Price               Fee
----------------                   ----------             ---------        -----               ---
Ordinary Shares, par value
NIS 1.00 per share ("Ordinary
Shares") (relating to
Employee Share Option Plan
2005)                             9,824,660 (3)(5)        $1.61 (1)   $15,817,702.60 (1)     $1,692.49

Ordinary Shares
(relating to CEO Share
Option Plan 2005)                12,068,988 (4)(5)        $1.53 (2)   $18,465,551.64 (2)     $1,975.81

TOTAL:                           21,893,648                                                  $3,668.30

(1) Calculated solely for the purpose of determining the registration fee based upon the assumed offering prices of the shares determined pursuant to Rule 457(h) under the Securities Act of 1933, based upon the weighted average per share exercise price of the options assumed by the Registrant. With respect to 8,266,616 shares purchasable upon exercise of outstanding options granted to date under the Registrant's Employee Share Option Plan 2005, the Proposed Maximum Offering Price Per Share is $1.55, the weighted average exercise price per share of such options. With respect to the shares that may be issued pursuant to options which may be granted in the future pursuant to such Plan, the Proposed Maximum Offering Price Per Share is $2.01 which represents the average of the high and low sales prices of the Ordinary Shares as quoted through the Nasdaq Global Market on November 17, 2006.

(2) Calculated solely for the purpose of determining the registration fee based upon the assumed offering prices of the shares determined pursuant to Rule 457(h) under the Securities Act of 1933, based upon the weighted average per share exercise price of the options assumed by the Registrant. With respect to 12,068,988 shares purchasable upon exercise of outstanding options granted to date under the Registrant's CEO Share Option Plan 2005, the Proposed Maximum Offering Price Per Share is $1.53, the weighted average exercise price per share of such options.

(3) Represents shares that may be issued pursuant to options which have been or may be granted pursuant to the Registrant's Employee Share Option Plan 2005.

(4) Represents shares that may be issued pursuant to options which have been granted pursuant to the Registrant's CEO Share Option Plan 2005.

(5) This Registration Statement also registers an indeterminate number of Ordinary Shares which may become issuable pursuant to the anti-dilution provisions of the plans and options to which this Registration Statement relates.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8.

THE COMPANY HAS APPLIED TO THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL FOR AN EXEMPTION FROM THE OBLIGATION TO PUBLISH THIS PROSPECTUS IN THE MANNER REQUIRED PURSUANT TO THE PREVAILING LAWS OF THE STATE OF ISRAEL. NOTHING IN SUCH EXEMPTION OF THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL, IF RECEIVED, SHALL BE CONSTRUED AS AUTHENTICATING THE MATTERS CONTAINED IN THIS PROSPECTUS OR AS AN APPROVAL OF THEIR RELIABILITY OR ADEQUACY OR AS AN EXPRESSION OF OPINION AS TO THE QUALITY OF THE SECURITIES OFFERED HEREBY.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Tower Semiconductor Ltd., a company organized under the laws of the State of Israel (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

o Annual Report on Form 20-F for the year ended December 31, 2005 (filed on July 13, 2006).

o    Report on Form 6-K dated July 2006 No. 1 (filed on July 24, 2006).

o    Report on Form 6-K dated July 2006 No. 2 (filed on July 24, 2006).

o    Report on Form 6-K dated July 2006 No. 3 (filed on July 26, 2006).

o    Report on Form 6-K dated August 2006 No. 1 (filed on August 2, 2006).

o    Report on Form 6-K dated August 2006 No. 2 (filed on August 9, 2006).

o    Report on Form 6-K dated August 2006 No. 3 (filed on August 24, 2006).

o    Report on Form 6-K dated August 2006 No. 4 (filed on August 28, 2006).

o    Report on Form 6-K dated September 2006 No. 1 (filed on September 5, 2006).

o    Report on Form 6-K dated September 2006 No. 2 (filed on September 12,
     2006).

o    Report on Form 6-K dated September 2006 No. 3 (filed on September 13,
     2006).

o    Report on Form 6-K dated September 2006 No. 4 (filed on September 18,
     2006).

o    Report on Form 6-K dated September 2006 No. 5 (filed on September 25,
     2006).

o    Report on Form 6-K dated September 2006 No. 6 (filed on September 26,
     2006).

o    Report on Form 6-K dated September 2006 No. 7 (filed on September 28,
     2006).

o    Report on Form 6-K dated October 2006 No. 1 (filed on October 18, 2006).

o    Report on Form 6-K dated October 2006 No. 2 (filed on October 30, 2006).

o    Report on Form 6-K dated November 2006 No. 1 (filed on November 1, 2006).

o    Report on Form 6-K dated November 2006 No. 2 (filed on November 1, 2006).

o    Report on Form 6-K dated November 2006 No. 3 (filed on November 2, 2006).

o    Report on Form 6-K dated November 2006 No. 4 (filed on November 6, 2006).

o    Report on Form 6-K dated November 2006 No. 5 (filed on November 7, 2006).

o    Report on Form 6-K dated November 2006 No. 6 (filed on November 7, 2006).

o    Report on Form 6-K dated November 2006 No. 7 (filed on November 15, 2006).

o The description of the Company's Ordinary Shares which is contained in its Registration Statement on Form 8-A declared effective on October 25, 1994.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Israeli Companies Law-1999, or the Companies Law, provides that a company may include in its articles of association provisions allowing it to:

1. partially or fully, exempt in advance, an office holder of the company from his responsibility for damages caused by the breach of his duty of care to the company, except for damages caused to the Company due to any breach of such Office Holder's duty of care towards the company in a "distribution" (as defined in the Companies Law).

2. enter into a contract to insure the liability of an office holder of the company by reason of acts or omissions committed in his capacity as an office holder of the company with respect to the following:

     (a)  the breach of his duty of care to the company or any other person;

     (b) the breach of his fiduciary duty to the company to the extent he acted in good faith and had a reasonable basis to believe that the act or omission would not prejudice the interests of the company; and

     (c) monetary liabilities or obligations which may be imposed upon him in favor of other persons.

3.   indemnify an office holder of the company for:

     (a) monetary liabilities or obligations imposed upon, or actually incurred by, such officer holder in favor of other persons pursuant to a court judgment, including a compromise judgment or an arbitrator's decision approved by a court, by reason of acts or omissions of such officer holder in his or her capacity as an office holder of the company;

     (b) reasonable litigation expenses, including attorney's fees, actually incurred by such office holder or imposed upon him or her by a court, in an action, suit or proceeding brought against him or her by or on behalf of us or by other persons, or in connection with a criminal action from which he or she was acquitted, or in connection with a criminal action which does not require criminal intent in which he was convicted, in each case by reason of acts or omissions of such officer holder in his or her capacity as an office holder; and

     (c) reasonable litigation expenses, including attorneys' fees, actually incurred by such office holder due to an investigation or a proceeding instituted against such office holder by an authority competent to administrate such an investigation or proceeding, and that was finalized without the filing of an indictment against such office holder and without any financial obligation imposed on such office holder in lieu of criminal proceedings, or that was finalized without the filing of an indictment against such office holder but with financial obligation imposed on such office holder in lieu of criminal proceedings of a crime which does not require proof of criminal intent, in each case by reason of acts of such officer holder in his or her capacity as an office holder of the company.

     The Companies Law provides that a company's articles of association may provide for indemnification of an office holder post-factum and may also provide that a company may undertake to indemnify an office holder in advance, as described in:

     i. sub-section 3(a) above, provided such undertaking is limited to and actually sets forth the types of occurrences, which, in the opinion of the company's board of directors based on the current activity of the company, are, at the time such undertaking is provided, foreseeable, and to an amount and degree that the board of directors has determined is reasonable for such indemnification under the circumstances; and

     ii.  sub-sections 3(b) and 3(c) above.

     The Companies Law provides that a company may not indemnify or exempt the liabilities of an office holder or enter into an insurance contract which would provide coverage for the liability of an office holder with respect to the following:

     o    a breach of his fiduciary duty, except to the extent described above;

     o a breach of his duty of care, if such breach was done intentionally, recklessly or with disregard of the circumstances of the breach or its consequences;

     o an act or omission done with the intent to unlawfully realize personal gain; or

     o    a fine or monetary settlement imposed upon him.

     Under the Companies Law, the term "office holder" includes a director, managing director, general manager, chief executive officer, executive vice president, vice president, other managers directly subordinate to the managing director and any other person fulfilling or assuming any such position or responsibility without regard to such person's title.

     The grant of an exemption, an undertaking to indemnify or indemnification of, and procurement of insurance coverage for, an office holder of a company requires, pursuant to the Companies Law, the approval of our audit committee and board of directors, and, in certain circumstances, including if the office holder is a director, the approval of our shareholders.

     We have entered into an insurance contract for directors and officers and have procured indemnification insurance for our office holders to the extent permitted by our Articles of Association. We have never had the occasion to indemnify any of our office holders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable

ITEM 8. EXHIBITS.

4.2 Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form F-1, File No. 33-126909, "Form F-1 No. 333-126909") and Amendment to the Articles of Association of the Registrant (approved by shareholders on September 28, 2006) filed herewith

4.3  Employee Share Option Plan 2005

4.4  Form of Grant Letter to Israeli Employees

4.5  Form of Grant Letter to U.S. Employees

4.6  CEO Share Option Plan 2005

4.7 Option Grant Letter Agreement - CEO Share Option Plan 2005 from the Registrant to Russell Ellwanger, dated July 15, 2005

4.8 Option Grant Letter Agreement - CEO Share Option Plan 2005 from the Registrant to Russell Ellwanger, dated September 28, 2006

4.9 Option Grant Letter Agreement - CEO Share Option Plan 2005 from Tower Semiconductor USA, Inc. to Russell Ellwanger, dated July 15, 2005

5.1  Opinion of Yigal Arnon & Co.

23.1 Consent of Yigal Arnon & Co. (included in the opinion filed as Exhibit 5.1)

23.2 Consent of Brightman Almagor & Co.

24.1 Power of Attorney (included on signature page)

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

               i. If the registrant is relying on Rule 430B (230.430B of this chapter):

                    A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                    B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
                         (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

               ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Migdal Haemek, Israel, on the 20th day of November, 2006.


                                            Tower Semiconductor Ltd.

                                            By: /s/ Russell Ellwanger
                                            -------------------------
                                            Russell Ellwanger
                                            Director and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated. Each person whose signature appears below hereby authorizes Russell Ellwanger with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints Russell Ellwanger, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

/s/ Russell Ellwanger
---------------------
Russell Ellwanger, Director and Chief Executive Officer
November 20, 2006

/s/ Oren Shirazi
---------------------
Oren Shirazi, Acting Chief Financial Officer (Principal Financial and Accounting Officer)
November 20, 2006

/s/ Udi Hillman
---------------------
Udi Hillman, Chairman of the Board of Directors
November 20, 2006

/s/ Yossi Rosen
---------------------
Yossi Rosen, Director
November 20, 2006

/s/ Eli Harari
---------------------
Eli Harari, Director
November 20, 2006

---------------------
Miin Wu, Director
November 20, 2006

/s/ Melvin Keating
---------------------
Melvin Keating, Director
November 20, 2006

/s/ Tal Yaron-eldar
---------------------
Tal Yaron-Eldar, Director
November 20, 2006

---------------------
Kalman Kaufman, Director
November 20, 2006

/s/ Hans Rohrer
---------------------
Hans Rohrer, Director
November 20, 2006

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Tower Semiconductor USA

/s/ Russell Ellwanger
---------------------
Russell Ellwanger, Chief Executive Officer
November 20, 2006

                                  EXHIBIT INDEX

Exhibit No.    Exhibit

4.2 Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form F-1, File No. 33-126909, "Form F-1 No. 333-126909") and Amendment to the Articles of Association of the Registrant (approved by shareholders on September 28, 2006) filed herewith

4.3            Employee Share Option Plan 2005

4.4            Form of Grant Letter to Israeli Employees

4.5            Form of Grant Letter to U.S. Employees

4.6            CEO Share Option Plan 2005

4.7 Option Grant Letter Agreement - CEO Share Option Plan 2005 from the Registrant to Russell Ellwanger, dated July 15, 2005

4.8 Option Grant Letter Agreement - CEO Share Option Plan 2005 from the Registrant to Russell Ellwanger, dated September 28, 2006

4.9 Option Grant Letter Agreement - CEO Share Option Plan 2005 from Tower Semiconductor USA, Inc. to Russell Ellwanger, dated July 15, 2005

5.1            Opinion of Yigal Arnon & Co.

23.1           Consent of Yigal Arnon & Co. (included  in the opinion  filed as
               Exhibit 5.1)

23.2           Consent of Brightman Almagor & Co.

24.1           Power of Attorney (included on signature page)